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                                                                    EXHIBIT 10.1

                                  EXHIBIT "A"

                        CLARK UNIVERSITY LICENSE AGREEMENT


         This Agreement is made and entered into as of September 17, 1998 ("the date hereof"), by and between Clark University, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having a principal office at 950 Main Street, Worcester, Massachusetts ("Clark") and REDOX Technology Corporations, a Delaware corporation having its principal office at 340 N. Sam Houston Pkwy, East, Suite 250, Houston, TX 77060 (hereinafter "REDOX").

         The parties agree as follows:

ARTICLE I - DEFINITIONS.

         1.1. "Patents" shall mean the United States and foreign patents and patent applications set forth in Exhibit B attached hereto and any United States and foreign patents issuing from any such patent applications, and any continuations, continuations-in-part, divisions, reissues, extensions, and renewals of any of the foregoing.

         1.2. "Technology" shall mean the trade secret, know-how, data, and other information (whether or not patentable or qualifying as a trade secret) relating to the "Field of Use" and that was discovered or developed at Clark and that has been revealed to REDOX or that may hereafter be revealed to REDOX pursuant to the requirements of this Agreement. The Technology shall not include the Patents but shall include any information included in patent applications if and when it is subsequently deleted therefrom before the patent is issued.

         1.3. "Confidential Technology" shall mean all Technology, and all information in or concerning patent applications included in the Patents, provided, however, that REDOX need not keep confidential any information that:

                  (a) at the date of its disclosure by Clark to REDOX was known to REDOX as documented in REDOX's files and is revealed to Clark within thirty
(30) days after Clark's disclosure to REDOX; or

                  (b) at the date of disclosure by Clark to REDOX was, or thereafter becomes, through no fault of REDOX, publicly known by means of a single publication or so widely known and used that it can be said to be generally available to the public.

         1.4. "Field of Use" shall mean Aluminum or Aluminum Alloy Sulfur energy storage devices employing REDOX proprietary thin-film electrode fabrication methods for use on board apparatus to be deployed into space or beneath the sea, and for the separate use



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as a back-up power source for medical life support systems, and as a portable, non-integrated, stand alone, back-up power source for electronic devices.

         1.5. "License Period" shall mean collectively the respective periods commencing on the date hereof and ending (unless sooner terminated): as to the Patents, until expiration of the last to expire of the Patents (treating pending applications as issued patents for so long as they are pending).

         1.6. "Licensed Products" shall mean all products that are within or made by a process within the Field of Use and that embody or are made in accordance with or using or are based upon or derived from any aspect of the Patents.

         1.7 "Gross Sales" shall mean the gross sales of Licensed Products billed to customers by REDOX, its Subsidiaries, and its sublicensees, less the following:

                  (a) allowances and adjustments actually credited to customers for spoiled, damaged, outdated, and returned Licensed Products;

                  (b) trade, quantity, cash, and prompt payment discounts actually allowed and taken; and

                  (c) third-party charges of the following kinds collected by the seller from the buyer and separately identified on the invoice: transportation charges, sales taxes, and excise taxes and duties.

Gross Sales shall also include and be deemed to have been made with respect to any Licensed Products used by REDOX, any Subsidiary, or any sublicensee, for its own purposes, or transferred to any third-party for less than the transferee is then charging in normal arms-length sales transactions; and Gross Sales in all such cases shall be deemed to have been made at the prices therefor at which such Licensed Products are then being sold to the customers of such user or transferor (or of REDOX, if a Subsidiary is a user but not a seller) in arms-length sales transactions.

         1.8. "Subsidiary" shall mean any corporation, partnership, or other business organization that directly or indirectly controls, is controlled by, or is under common control with REDOX. For the purpose of this Agreement, "control" shall mean the holding directly or indirectly of fifty percent (50%) or more of the voting stock or other ownership interest of the corporation or other business organization invoiced.


ARTICLE II - GRANT: SUBLICENSES.

         2.1. Grant. Subject to the terms and conditions hereinafter set forth, Clark hereby grants to REDOX, to the extent that it lawfully may, a royalty-bearing, exclusive license to practice the Patents and use the Technology in the Territory, only for the purpose of making,


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using, and selling Licensed Products (the "License"). The License shall exist as such an exclusive, royalty-bearing license during and will terminate as such at the end of the License Period, unless sooner terminated as hereinafter provided. If the License as to the Technology does not terminate before the end of the License Period for the Technology, then the License to use the Technology shall continue in effect thereafter without limitation of time as a non-exclusive, fully-paid-up license but without fights of sublicensing, and subject to termination only as provided in Article IX.

         2.2. Reserved Rights. During the License Period, Clark shall have no right to use the Patents or Technology to make, use, or sell Licensed Products for commercial purposes in the Field of Use, but Clark reserves to itself (a) the right at all times to make and use Licensed Products for research purposes within Clark, and (b) all other rights not granted to REDOX, including the rights to use and permit the use of Patents and Technology for any purpose not in conflict with the provisions of the License.

         2.3. Licensee Rights. Clark shall have no right to use ReDox proprietary thin film electrode fabrication methods without the prior written permission of ReDox.

         2.4. Sublicenses. REDOX shall also have the right to grant to its Subsidiaries or other sublicensees, exclusive or non-exclusive sublicenses under the License during the License Period; provided, however, and REDOX agrees that:

                  (a) the terms and conditions of each sublicense shall be consistent with the terms and conditions of this Agreement and shall contain, among other things (by way of example but not limitation), provisions substantially similar to and consistent with: the "Gross Sales" definition;
Article III (providing, among other things, that royalties shall be paid to REDOX in amounts at least equal to those of Article III hereof, so that REDOX may in turn pay those royalties to Clark); Article V; Section 7.1 (so that no representations or warranties inconsistent with that Article shall be extended to or by any sublicensee); Article IX, but the sublicense must terminate not later than one day before the end of the License Period, or earlier if the License terminates earlier for any reason; Article XI; and Article XII.

                  (b) each sublicense shall provide that the obligations to Clark of Sections 3.5, 3.6, 3.7, 7.1, 8.1, 8.5, and 9.2, and Articles V, XI, and XII of this Agreement shall be binding on the sublicensee and be enforceable both by Clark and the REDOX.

                  (c) Clark shall have the right to approve any sublicense that grants exclusive rights of any kind to anyone other than a Subsidiary, such approval not to be unreasonably withheld or delayed;

                  (d) REDOX shall furnish to Clark a true and complete copy of each sublicense agreement and each amendment thereto, promptly after the sublicense or amendment has been agreed upon;


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                  (e) no Subsidiary or other sublicensee shall have the right to further license, sublicense, or assign its rights without the approval of Clark; and

                  (f) no sublicense shall relieve REDOX of any of its obligations hereunder, and REDOX shall be responsible for the acts or omissions of its Subsidiaries and sublicensees and for compliance by them with their obligations, and REDOX shall take all steps necessary to enforce that compliance to the extent required to allow REDOX to fully comply with all of its obligations under this agreement.

ARTICLE III - PAYMENTS; RECORDS.

         3.1. License Fee. REDOX agrees to pay to Clark on the date hereof the non-refundable sum of $30,000, which shall not be creditable against any minimum payments or royalties due hereunder.

         3.2. Minimum Payments. REDOX agrees to pay to Clark on the anniversary of this Agreement, a non-refundable payments in the amount of $35,000, each such payment to be creditable against the royalties that are due under Section 3.3, below, with respect to the period beginning on the due date of that payment and ending with the day before the due date of the next following payment.

         3.3. Running Royalties. REDOX agrees to pay to Clark royalties of five percent (5%) of the Gross Sales of Licensed Products, the making, using, or selling of which infringes (were it not for the License) at least one claim in a pending application or unexpired and non-lapsed patent included in the Patents (treating pending applications as issued patents for these purposes);

         3.4. Other Payments. In addition to Running Royalties REDOX agrees to pay CLARK twenty percent (20%) of any payments, including, but not limited to, sublicense issue fees, received from sublicensees in consideration for licensing of the Patent Rights. Sponsored research is excluded from such payments.

         3.5. Statements; Payments. REDOX shall, within sixty (60) days after the last days of March, June, September, and December in each year or portion thereof during the License Period, and within sixty (60) days after the end of the License Period, provide Clark with a statement accounting for the Gross Sales of Licensed Products by REDOX, its Subsidiaries, and its sublicensees (and with copies of the corresponding statements to REDOX from its Subsidiaries and sublicensees), for the immediately preceding three (3) month period or portion thereof, accompanied by payment for the full amount of royalties due under this Article III for that period or portion thereof. Each such statement shall be certified by the Chief Financial Officer of REDOX as being true, correct, and complete.

         3.6. Currencies. All payments to be paid to Clark shall be computed and made in United States Dollars, and REDOX shall use best efforts to convert royalty payments payable on Gross Sales in any country to United States Dollars; provided, however, that if conversion


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to and transfer of such Dollars cannot be made by REDOX, its Subsidiaries, or its sublicensees in any country for any reason, REDOX may pay such sums in the currency of the country in which such Gross Sales are made, deposited in Clark name in a bank designated by Clark in any such country. The rate of exchange of local currencies to U.S. Dollars shall be at the rate of exchange prevailing at the Bank of Boston (or such other bank in Boston, Massachusetts or New York, New York as Clark may designate from time to time), for currencies of the amounts involved, as such rate is stated for the first business day after the end of the period with respect to which the royalties are due.

         3.7. Records; Audits. REDOX shall keep (and cause to be kept) and maintain complete and accurate records of Gross Sales of the Licensed Products by REDOX, its Subsidiaries, and its sublicensees, in accordance with generally accepted accounting procedures. Such records shall be accessible to independent certified public accountants selected by Clark and reasonably acceptable to REDOX, by audits conducted not more than once a year during the License Period and for one year after the termination thereof, at any reasonable times during business hours, for the purpose of verifying Gross Sales and any royalties due thereon. Such accountants shall disclose to Clark only information relating to the accuracy of the records kept and the payments made, and shall be under a duty to keep confidential any other information obtained from such records. REDOX, its Subsidiaries, and its sublicensees shall not be required to retain such records for more than three (3) years after the close of any calendar quarter-year. No period shall be subject to audit under this Section more than once as to any entity being audited.

         3.8. Substantial Underpayment. If any such audit reveals that the aggregate of royalties paid during any four consecutive calendar quarters was more than five percent (5%) less than the amount that should have been paid, then the reasonable expenses of the audit shall be borne by REDOX, which shall pay those expenses within thirty (30) days after demand therefore by Clark accompanied by the accountants' statement therefor.

ARTICLE IV - PATENT PROSECUTION.

         4.4. Patents Prosecution. Clark shall apply for, seek prompt issuance of, and maintain while the License is in effect, the Patents in the United States and in the foreign countries (if any) listed on Exhibit B attached hereto. REDOX may request Clark to file and prosecute patent applications corresponding to the Patents in any one or more other countries, and Clark may of its own accord elect to file and prosecute any such other patent applications. If REDOX makes any request for such an additional foreign patent applications, and if Clark decides not file such an application or prosecute same or maintain a patent so obtained, Clark shall thereafter promptly notify REDOX and REDOX shall then be entitled, at its own expense, to take over the application, prosecution, or maintenance, as the case may be, of such patent application or such patent for the benefit of Clark. In such case, Clark shall cooperate fully with REDOX and provide all such information and data and execute any documents reasonable required in order to allow REDOX to do so. REDOX shall cooperate with Clark in any prosecution, filing, and maintenance, that Clark is required to or elects to undertake hereunder.


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         4.5. Patents Expenses. REDOX shall pay all reasonable costs associated with the preparation, filing, prosecution, and maintenance of all patent applications filed and patents obtained, which are incurred by or on behalf of Clark, to the extent Clark is required by Section 4.4 to do so, or for which REDOX has requested Clark to make application. Clark shall periodically send REDOX invoices for any such patent expense incurred by Clark (whether incurred before or after the date hereof), and REDOX shall pay such invoices within thirty (30) days of receipt thereof.

ARTICLE V - CONFIDENTIALITY.

         5.1. Limitations on Use. Disclosure. REDOX agrees to treat confidential, and to use and disclose only for the purposes of making Licensed Products, all Confidential Technology disclosed to it by Clark. REDOX agrees that it will exercise every reasonable precaution to prevent the disclosure of Confidential Technology by any of its directors, officers, employees, or agents to other parties, other than to Subsidiaries and to REDOX sublicensees. Any Confidential Technology disclosed to Subsidiaries or sublicensees shall be disclosed on the basis of and subject to the confidentiality provisions of this Agreement. REDOX agrees to limit the disclosure of the Confidential Technology to those in REDOX, its Subsidiaries, and its sublicensees who have been identified in writing to Clark, who have a need to know for the purpose of making Licensed Products, and who have been instructed by REDOX on the terms of this Agreement and have agreed to comply with those terms both on behalf of their employers and as individuals. REDOX agrees to be responsible for all such compliance and failures thereof.

         5.2. Cessation. Any information which is Confidential Technology at the date of disclosure thereof to REDOX shall cease to be Confidential Technology, and REDOX, its Subsidiaries, and its sublicenses shall be released from the provisions of Section 5.1 as to such information on the date when, through no act or omission on the part of REDOX, its Subsidiaries, or its sublicensees, such information becomes (a) publicly known by way of a single publication in which such Confidential Technology is disclosed in reasonable detail, or (b) so widely known and used in combination that it can be said to be generally available to the public. Notwithstanding the foregoing, however, REDOX agrees that before REDOX, its Subsidiaries or its sublicensees may claim that any Technology, or any patent applications included in the Patents, is not or was not Confidential Technology, or claim the right to make any use of disclosure in reliance on the immediately preceding sentence, REDOX will give to Clark at least sixty (60) days' prior written notice specifying in reasonable complete detail the information in question, the planned use or disclosure, the claimed exception permitting such use or disclosure, and the factual basis supporting REDOX's claim that the exception would permit the planned use or disclosure.
The royalties due to Clark hereunder with respect to Gross Sales shall not in any way be reduced or otherwise adversely affected by reason of any Confidential Technology ceasing to be or failing to have the characteristics of Confidential Technology as defined herein.


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         5.3. Time Limit. The provisions of this Article V shall continue to apply to any information which is Confidential Technology for so long as it shall remain such notwithstanding any termination of this Agreement or the License or expiration of the License Period, provided, however, that the obligations of confidentiality under this Article shall in any event expire and cease to exist fifteen (15) years from the date hereof.

ARTICLE VI - DILIGENCE

         6.1 REDOX agrees to use its best efforts to effect introduction of Licensed Products for applications in the Field of Use as soon as practical, consistent with sound and reasonable business practices and judgments. Clark shall have the right, at any time after six (6) months from the date hereof, to terminate the License and Clark' obligations under this Agreement if REDOX, within ninety (90) days after written notice from Clark of such intended termination, fails to provide written evidence that REDOX is actively attempting to commercialize Licensed Products.

         6.2 In addition, REDOX shall adhere to the following milestones:
             [ILLEGIBLE]
             [to be agreed to prior to executing the license based on the business plan submitted by REDOX]


         6.4 REDOX's failure to perform in accordance with Articles 6.1 and
6.2 above shall be grounds for Clark to terminate this Agreement pursuant to
Article 9.1 hereof.

ARTICLE VII - REPRESENTATIONS, WARRANTIES, AND LIMITATIONS.

         7.1. Clark Disclaimer. CLARK MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE), AND ASSUMES NO RESPONSIBILITIES WHATSOEVER, WITH RESPECT TO THE PATENTS OR TECHNOLOGY OR THE USE THEREOF, OR THE MANUFACTURE, POSSESSION, USE, MARKETING, SALE, OR OTHER DISPOSITION BY CLARK, REDOX, OR ANYONE ELSE, OF LICENSED PRODUCT(S) OR ANY OTHER PRODUCTS OF SERVICES (INCLUDING, WITHOUT LIMITATION, PRODUCTS MADE BY CLARK, AND CLARK SERVICES, THAT ARE OR WERE FURNISHED TO REDOX AT ANY TIME BEFORE, ON, OR AFTER THE DATE HEREOF), EXCEPT ONLY AS EXPRESSLY STATED BELOW IN THIS ARTICLE VII. Without limitation of the foregoing generality, nothing contained herein or in any disclosure of the Patents or Technology made by or on behalf of Clark shall be construed as extending any representation or warranty with respect to the Patents or Technology or Licensed Products or the results to be obtained by the use of the Patents or Technology or any Licensed Products, or that anything made, used, or sold by use of the Patents or Technology or any part thereof, alone or in combination, will be free from infringement of patents of third parties. CLARK SHALL NOT BE LIABLE TO REDOX, ITS SUBSIDIARIES, ITS


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SUBLICENSEES, OR ANY OTHER PARTY, REGARDLESS OF THE FORM OR THEORY OF ACTION
(WHETHER CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE), FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER EXTRAORDINARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, PATENTS, THE TECHNOLOGY, THE LICENSED PRODUCTS, OR ANY PRODUCTS OR SERVICES FURNISHED OR NOT FURNISHED BY CLARK, EVEN IF CLARK HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

         REDOX agrees that all warranties, if any, in connection with the sale or other disposition of any Licensed Products (or any products made by Clark and furnished at any time to REDOX) by REDOX, its Subsidiaries, or its sublicensees will be made by them and will not directly or impliedly obligate Clark.

         7.2 Clark Representations. Notwithstanding the first sentence of
Section 7.1, Clark:

                  (a) Warrants to REDOX good title to any tangible personal property furnished hereunder by Clark to REDOX, including any quantities of materials similar to the products to be made by REDOX as Licensed Products (but Clark makes no infringement or other representations or warranties with respect thereto).

                  (b) Represents that Clark is a corporation organized and existing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into this Agreement.

                  (c) Represents that Clark has taken all necessary action to authorize its execution and delivery of this Agreement by the representatives of Clark who carried out such execution and delivery, and to authorize the performance by Clark of its obligations hereunder.

                  (d) Represents that execution and delivery of this Agreement and its performance by Clark will not result in any breach or violation of, or constitute a default under, any agreement, instrument, judgment, or order to which Clark is a party or by which it is bound.

         7.3 REDOX Representations. REDOX represents and warrants to Clark that:

                  (a) REDOX is a corporation organized and existing under the laws of Delaware and has the power and authority to enter into this Agreement.

                  (b) REDOX has taken all necessary action to authorize its execution and delivery of this Agreement by the representatives of REDOX who carried out such execution and delivery, and to authorize the performance by REDOX of its obligations hereunder.


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                 (c) Execution and delivery of this Agreement and its Agreement and its performance by REDOX will not result in any breach or violation of, or constitute a default under, any agreement, instrument, judgment, or order to which REDOX is a party or by which it is bound.


ARTICLE VII - INDEMNITY; INSURANCE; INFRINGERS.

         8.1. Indemnity. REDOX agrees to exonerate, indemnify, and hold harmless Clark, its trustees, officers, employees, and agents, from all costs, expenses (including attorneys' fees), interest, losses, obligations, liabilities, and damages paid or liability for which is incurred by any of said parties ("Losses"), and which arise out of or are in connection with or are for the purpose of avoiding any and all claims, demands, actions, causes of action, suits, appeals, and proceedings ("Claims"), all whether groundless or not, or the settlement thereof, based on any actual or alleged injuries, damages, or liability of any kind whatsoever (including, without limitation, personal injury, death, property damage, breach of warranty, or breach of contract) arising, directly or indirectly, out of any one or more of: any breach of REDOX of its representations, warranties, or agreements hereunder; or out of any manufacture, marketing, possession, use, sale, or other disposition of Licensed Products or products furnished by Clark to REDOX in connection herewith or in connection with the Research Agreement (whether same occurs during or after the License or during or after the License Period) by REDOX, its Subsidiaries, its sublicensees, or anyone claiming by, through, or under any of them; or any acquisition, possession, disclosure, or use of the Patents or Technology or any thereof, by REDOX, its Subsidiaries, its sublicensees, or anyone claiming by, through, or under any of them; or the presence of REDOX's or its Subsidiaries' or its Sublicensees' officers, agents employees, invitees, or property or any thereof on Clark' premises. The obligations of REDOX under this Section 8.1 shall apply in full force whether or not the Claims and any Losses resulted or are alleged to have resulted in whole or in part from the negligent acts or omissions of Clark or any other party indemnified under this Section or from acts or omissions of Clark or such other party for which they or any of them would otherwise be liable on any other theory, including, without limitation, any theory of warranty (whether express or implied) or strict liability.

         8.2. Defense; Settlement. REDOX shall defend and control negotiation of settlement of any Claim, with counsel of REDOX's choosing approved in advance by Clark, which approval shall not be unreasonably withheld. Clark agrees to cooperate fully in the defense of any Claim and may participate in the defense with counsel of Clark' choosing, such separate counsel to be at Clark' expense unless a conflict of interest exists between REDOX and Clark with respect to the defense, in which case Clark' separate counsel shall be at REDOX's expense. Any settlement by which Clark would incur any obligation or liability, whether for the payment of money, the taking of any action, the refraining from any action, or otherwise, shall require the advance written consent of Clark, which may be withheld in the sole discretion of Clark without relieving REDOX of any of its indemnification or other obligations hereunder.


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         8.3. Insurance. Not later than thirty (30) days before the time when
REDOX, any Subsidiary, or any REDOX sublicensee shall make, use, or sell any Licensed Products or any products furnished to REDOX by Clark at any time (before, on or after the date hereof) in connection herewith or in connection with the Research Agreement, and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any such manufacture, marketing, possession, use, sale or other disposition of any Licensed Products or the aforesaid products furnished by Clark (whether same occurs or exists during or after the existence of the License or during or after the License Period), REDOX will at REDOX's expense, obtain and maintain in full force and effect, comprehensive general liability insurance, including product liability insurance, protecting Clark against all claims, suits, obligations, liabilities, and damages, based upon or arising out of actual or alleged bodily injury, personal injury, death, or any other damage to or loss of persons or property, caused by any such manufacture, marketing, possession, use, sale, or other disposition. Such insurance policy or policies shall be issued by companies rated by A. M. Best as A VIII or better (or other companies acceptable to Clark), shall name Clark as an additional named insured, shall have limits of at least one million dollars ($1,000,000) per occurrence with an aggregate of three million dollars ($3,000,000), shall be non-cancelable except upon thirty (30) days prior written notice to Clark, and shall provide that as to any loss covered thereby and also by any policies obtained by Clark itself, REDOX's policies shall provide primary coverage for Clark and Clark' policies shall be considered excess coverage for Clark.

         8.4. Certificates; Policies. REDOX will forthwith after the obtaining of such insurance required by Section 8.3, obtain and deliver to Clark certificates of and copies of, and at all times thereafter deliver without further demand replacement certificates and copies of, all such insurance policies that are in force and effect. As often as is reasonably requested by Clark, REDOX will furnish to Clark a complete list, statement, and description of all insurance called for in this Article, together with certificates and copies of policies for each insurance company issuing any thereof, that such insurance in is full force and effect, that all premiums have been paid, and that such insurance will not be canceled except upon thirty (30) days prior written notice to Clark.

         8.5. Infringers. Each party shall inform the other promptly in writing of any alleged infringement of the Patents in the Field of Use by a third party, including all details then available. Clark shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements, and REDOX agrees that Clark may join REDOX as a plaintiff at the expense of Clark. In any infringement action commenced or defended solely by Clark, all expenses and all recovery for infringement shall be those of Clark.

         If Clark has not taken legal action or been successful in obtaining cessation of the infringement, within one-hundred eighty (180) days of written notification from REDOX of such infringement, or if Clark elects not to continue prosecuting any legal action against an infringer, REDOX shall have the right (while the License is an exclusive one), but shall not be obligated, to prosecute at its own expense any such infringement. REDOX may join Clark as a plaintiff in any such infringement suit at REDOX's expense. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without Clark'


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consent, which shall not be unreasonably withheld or delayed. In any such action by REDOX, Clark shall be entitled to receive an amount equal to the applicable royalties on any recovery of profits and damages that is in excess of REDOX's costs and expenses. REDOX shall indemnify Clark against any order for costs or other payments that may be made against Clark in such proceedings.

         If any declaratory judgment action alleging invalidity or non-infringement of any of the Patents shall be brought against REDOX, Clark shall have the right at its election made within sixty (60) days after commencement of that action, to intervene and take over the sole defense of the action at its expense.

         In any infringement suit that either party brings to enforce the Patents, the other party shall at the request and expense of the party bringing the suit, cooperate in all reasonable respects, including, to the extent possible, obtaining the testimony of its employees and making available physical evidence in the possession of that party.

         REDOX, during the exclusive period of the License, shall have the exclusive right in accordance with the provisions of Section 2.2, to sublicense any alleged infringer in the Territory for the Field of Use, for future use of the Patents.

ARTICLE IX - LICENSE TERMINATION.

         9.1. Events. The License granted hereunder may be terminated by Clark pursuant to Article VI or one of the following subsections:

                  (a) Material Default. If REDOX shall fail after thirty (30) days written notice from Clark to pay to Clark any royalties or other payments and payable hereunder, or shall fail in any material way to perform any other agreement required to be performed by REDOX under this Agreement, or if any Subsidiary or sublicensee shall be in material breach of any conditions or obligations affecting Clark and compliance with which REDOX is responsible for hereunder, or if any representation or warranty of REDOX contained in this Agreement shall prove to have been inaccurate or misleading in any material way when made (referred to collectively and individually as a "material default"), then, without limitation of and in addition to any and all other rights and remedies available to Clark with respect to such material default, Clark may terminate the License (whether in its exclusive or non-exclusive period) and Clark' obligations hereunder by written notice to REDOX at any time after the expiration of such thirty (30) day notice period if REDOX has not cured the material default and the effects thereof before Clark gives such notice of termination to REDOX.

                  (b) Cessation of Business. If REDOX shall have commenced to carry on the business of selling any Licensed Products (either directly or through any Subsidiary or sublicensee) and shall at any time thereafter cease for a consecutive period of ninety (90) days to carry on such business actively (either directly or through any Subsidiary or sublicensee), Clark may at any time thereafter while that state of affairs continues, terminate the License by written notice to REDOX.

         9.2. Effects. Upon termination of the License for any reason, nothing herein shall be construed to release REDOX from any obligations hereunder except those of Article VI, but all rights of REDOX and its Subsidiaries and its sublicensees to make, use, or sell Licensed Products, or to practice the Patents and use the Technology, shall cease immediately, except that REDOX, its Subsidiaries, and its sublicensees may after the effective date of such termination sell all Licensed Products that they may have on hand at the date of termination, and may complete manufacture of Licensed Products then in the process of manufacture, and sell them, provided that they pay all royalties due thereon with respect to Gross Sales, as provided in this Agreement.

ARTICLE X - NOTICE.

         Any notice or communication required to be given hereunder in writing shall be given by registered or certified mail, return receipt requested, or delivered by courier, return receipt requested, charges and postage prepaid, addressed to the parties, respectively, at the following addresses:

In the case of Clark to:

         James Collins
         Vice President, Administration and Finance
         Clark University
         950 Main Street
         Worcester, MA 01610

with a copy to:

         Jeffrey C. DiTullio
         Technology Licensing Associate
         Massachusetts Biotechnology Research Institute
         20 Hampden Street
         Roxbury, MA 02119

or in the case of REDOX to:

         Richard Szymanski
         President and Chairman
         REDOX Technology Corporation
         340 North Sam Houston Parkway East
         Suite 250
         Houston, TX 77060

or at such other respective substitute addresses as the addressee may designate in writing to the other party.

ARTICLE XI - NON-USE OF NAMES.

        REDOX, its subsidiaries and its sublicensees agree that it will not use the name "Clark University," or any variant thereof, or identify Clark or any portion of Clark, or any inventor of any of the Patents or Technology, as a party to this Agreement, or as a participant in inventing the inventions of the Patents or creating the Technology, including, without limitation, in any advertising or promotional sales literature, without the prior express written consent of Clark, which consent may be withheld or withdrawn by Clark in its complete and uncontrolled discretion for any reason whatsoever and at any time or times. However, notwithstanding the foregoing, Clark will make no objection to any proper reference by REDOX to published technical publications by such inventors or creators; and, subject to the confidentiality requirements hereof, Clark will make no objection to REDOX's making such disclosures as in the reasonable opinion of legal counsel are required as a matter of law and such general disclosures of this Agreement as may be desired by REDOX for purposes of grant solicitations from governmental authorities. REDOX shall impose and enforce the requirements of this Article on its Subsidiaries and sublicensees.

ARTICLE XII - COMPLIANCE WITH LAWS.

         12.1. Exports Controls. The Export Control Regulations of the U.S. Department of Commerce prohibit, except under special validated license, the exportation from the United States of technical data relating to certain commodities (listed in the Regulations), unless the exporter has received certain written assurance from the foreign importer. In order to facilitate the exchange of technical information under this Agreement, REDOX therefore hereby agrees and gives its assurance to Clark that REDOX will not, unless any required prior authorization is obtained from the U.S. Office of Export
Control, re-export directly or indirectly any technical data received from Clark under this Agreement and will not export directly the Licensed Products or such technical data to any country listed on either the Commodity Control List or Militarily-Critical Technologies List. Clark makes no representation as to whether any such license is required or, if one is required, as to whether it will be issued by the U.S. Department of Commerce.

         12.2. Other Laws. In addition to the foregoing export control requirements, REDOX agrees that it, its Subsidiaries, and its sublicensees will comply with all applicable mandatory or permissive patent marking laws, rules, and regulations and comply with all other laws, rules, and regulations of all governmental authorities applicable to any of their activities contemplated by this Agreement, and will comply with all necessary and desirable practices in connection and compliance with safety recommendations of trade associations or governmental authorities.

ARTICLE XIII - MISCELLANEOUS PROVISIONS

         13.1. Assignment. REDOX shall not assign the License or this Agreement without the prior written consent of Clark, which consent shall not be unreasonably withheld; provided, however, that REDOX, without such consent, may assign all of its rights hereunder to the acquiring party in connection with the transfer of all or substantially all of its business and assets to an acquiring party or in the event of its merger or consolidation with that acquiring party, if and only if the assignee shall assume all obligations of REDOX under this Agreement. However, no assignment or other transfer by REDOX shall relieve REDOX of any obligations hereunder and REDOX shall continue to be primarily and jointly and severally liable (along with such assignee or other transferee) for the performance of all obligations of REDOX and such assignee or other transferee hereunder.

         13.2. Independent Contractors. The parties hereto shall be independent contractors with respect to each other, and nothing contained herein shall be construed as constituting either of them as the agent, principal, employee, servant, joint venturer, or partner of the other for any purpose whatsoever.

         13.1. Governing Law. This Agreement shall be governed by and construed in accordance with Massachusetts law.

         13.4. Sole Agreement. This Agreement and any Exhibits annexed hereto (each of which is hereby made part hereof by this reference), and any other documents which may be expressly incorporated by reference herein, constitute the entire and only agreement between the parties concerning the subject matter hereof; and all prior negotiations, representations, warranties, agreements, and understandings related thereto are superseded hereby.

         13.5. Severability. If any provision of this Agreement shall to any extent be found to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the fullest extent permitted by law.

         13.6. Headings. Headings of Articles, Sections, and subsections included herein are for convenience of reference only and shall not be used to construe this Agreement.

         13.7. Financial Confidentiality. Both parties agree to keep the financial terms of this Agreement confidential.

ARTICLE XIV - ARBITRATION.

         14.1. Arbitration. Subject to Section 14.2 below, all disputes, controversies, or differences which may arise between the parties out of or in relation to or in connection with this Agreement, or for the breach thereof, which cannot be resolved by mutual agreement, shall be finally settled by arbitration to be held in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "Association") as the Rules then exist, in Boston, Massachusetts, with the following deviations from the Rules. The arbitrators shall consist of one Clark nominee, one REDOX nominee, and a third person jointly selected by those two nominees. The party requesting arbitration shall designate its nominee in the request, which shall be addressed to the Association with a simultaneous copy to the other party. If the other party shall fail within thirty (30) days of the request for arbitration to nominate the second arbitrator or if the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days after selection of the second arbitrator, then in either case the arbitration panel will be completed according to the Rules. Both legal and equitable remedies shall be available to the arbitrators. The award of a majority of the arbitration panel shall be final and binding on the parties hereto and shall be enforceable in any court having jurisdiction. Clark and REDOX each irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

         14.2. Judicial Relief. Claims, disputes, or controversies concerning the validity, infringement, construction, or effect of any patent including, without limitation, any patent licensed hereunder, shall be resolved in any court having jurisdiction thereof, and the parties submit to the jurisdiction of the United States District Court for the District of Massachusetts. In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, infringement, construction, or effect of any patent licensed hereunder, the arbitrators shall assume the validity of all claims as set forth in such patent. In any case, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such an issue, unless an order staying such arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, infringement, construction, or effect of any patent licensed hereunder in any proceeding to enforce any arbitration award hereunder in any proceeding otherwise arising out of any such arbitration award. Nothing in Section 14.1 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement. Moreover, each party acknowledges that appropriate cases (as determined by the courts of competent jurisdiction) of a violation by either party of any of the provisions of this Agreement may entitle the other party to equitable judicial relief, and this relief shall be available in addition to, and shall not be unavailable by reason of, the arbitration provisions of Section 14.1, above. Such equitable judicial relief may be by temporary restraining orders, preliminary and permanent injunctions, and such other equitable relief as any court of competent jurisdiction may deem just and proper.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this License Agreement to be effective as of the date hereof.

CLARK UNIVERSITY                             REDOX TECHNOLOGY CORPORATION

By: /s/ JAMES COLLINS                        By: /s/ RICHARD SZYMANSKI
    ----------------------------                 -------------------------------
    James Collins                                Richard Szymanski
    Vice President                               President & Chairman
    Administration & Finance


Date:  9/17/98                               Date:  9/17/98
      ---------                                    ---------

                                    EXHIBIT B
                                       TO
                                LICENSE AGREEMENT
                                     BETWEEN
                          CLARK UNIVERSITY AND [REDOX]

                Existing Patents (Including Existing Applications)


I.        Issued Patents:

                                                 Date of
          Country             Serial No.          Issue
          -------             ----------         -------
          United States       5,413,881          5/9/95

          United States       5,571,600          11/5/96



II.       Applications:

          PCT Applications and National Filings on Japan and major countries of Europe